UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

AMERICAN REPROGRAPHICS COMPANY
 (Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On May 3, 2011, American Reprographics Company (the “Company”) issued a press release reporting its financial results for the first quarter of 2011. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.
The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 29, 2011, the Compensation Committee of the Board of Directors of the Company approved a grant of 15,000 shares of restricted stock to Rahul Roy, the Company’s Chief Technology Officer, at a price per share of $8.95, which was the closing price of the Company’s common stock on the New York Stock Exchange on the date the restricted stock was granted. Assuming Mr. Roy’s continued employment with the Company, the shares of restricted stock will vest 25% on each of the first four anniversaries of the date of grant. The grant is also subject to the terms of the Company’s standard form of restricted stock award agreement under its 2005 Stock Plan, as amended.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 28, 2011, the Company held its 2011 annual meeting of stockholders. A total of 45,742,809 shares of the Company’s common stock were entitled to vote as of March 10, 2011, which was the record date for the annual meeting. There were 41,892,905 shares present in person or by proxy at the annual meeting. Set forth below are the matters voted upon by the Company’s stockholders at the 2011 annual meeting and the final voting results of each such proposal.
Proposal No. 1 — Election of Directors
The shareholders elected seven directors, each to serve a one-year term until the Company’s next annual meeting of stockholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Kumarakulasingam Suriyakumar	37,008,830	375,590	4,508,485
Thomas J. Formolo	37,239,515	144,905	4,508,485
Dewitt Kerry McCluggage	37,240,037	144,383	4,508,485
James F. McNulty	23,683,186	13,701,234	4,508,485
Mark W. Mealy	37,240,187	144,233	4,508,485
Manuel Perez de la Mesa	37,239,398	145,022	4,508,485
Eriberto R. Scocimara	37,239,096	145,324	4,508,485
Proposal No. 2 — Ratification of the Appointment of Independent Auditors for Fiscal Year 2011
The Company’s stockholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011. The results of the vote were as follows:

For	Against	Abstain
41,444,137	435,942	12,826

Proposal No. 3 — Non-Binding Advisory Vote on Executive Compensation
The Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2010, as disclosed in the Company’s 2011 proxy statement. The results of the non-binding advisory vote were as follows:

For	Against	Abstain	Broker Non-Votes
37,019,829	344,984	19,607	4,508,485
Proposal No. 4 — Non-Binding Advisory Vote on Frequency of Stockholder Advisory Votes on Executive Compensation
The Company’s stockholders approved, on a non-binding advisory basis, to vote annually on the compensation paid to the Company’s named executive officers. The results of the non-binding advisory vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
26,344,232	159,838	10,871,558	8,792	4,508,485
The Company has considered the outcome of the stockholders’ non-binding advisory vote on frequency of future stockholder advisory votes on executive compensation. As previously disclosed, the Company has recently renewed, or entered into, binding employment contracts with its named executive officers with three-year terms expiring in 2014. The Company believes that any attempt to modify the terms of those contracts prior to expiration could pose an executive retention risk to the Company. In addition, the Company has not historically engaged in problematic pay practices. Rather, compensation paid to the Company’s named executive officers in prior years reveals a practice of curtailing executive compensation in response to a challenging economic environment. A three-year frequency cycle will also allow stockholders to continue to evaluate the effectiveness of the Company’s executive compensation program on long-term performance of the Company. For these reasons, and those set forth in the Company’s 2011 proxy statement, the Company has decided to conduct future stockholder advisory votes on executive compensation every three years until the next required advisory vote on frequency of stockholder advisory votes on executive compensation.
Proposal No. 5 — Re-Approval of the American Reprographics Company 2005 Stock Plan for the purposes of Section 162(m) of the Internal Revenue Code
The Company’s stockholders voted to re-approve the American Reprographics Company 2005 Stock Plan for the purposes of Section 162(m) of the Internal Revenue Code. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
30,256,192	7,121,178	7,050	4,508,485
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	American Reprographics Company Press Release, dated May 3, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2011	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	American Reprographics Company Press Release, dated May 3, 2011